UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	April 18, 2012

              AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

744 Horizon Court, Suite 350, Grand Junction, Colorado 81506

(Address of principal executive offices, including zip code)

                                 (970) 245-9410

(Registrant’s telephone number, including area code)

                                 Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

On April 19, 2012, AgFeed Industries, Inc. (the “Company”) announced certain financial results for the six months ended December 31, 2011, and an update on developments in the Company’s business and the previously announced restatement of certain of the Company’s financial statements. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, the Board of Directors of the Company (the “Board”) elected K. Ivan F. Gothner as the Chief Executive Officer of the Company. Mr. Gothner is 53 years old. Mr. Gothner had been serving as Interim Chief Executive Officer of the Company since December 2011. Mr. Gothner has also served as Chairman of the Board since December 2011, and joined the Board in December 2009. Mr. Gothner is also a managing director and founder of Adirondack Partners, LLC and serves on the Board of Directors of ArtID, LLC, Curaxis Pharmaceuticals, Inc., and Best Buddies of Massachusetts. He is also a trustee of Wilbraham & Monson Academy.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1) Press release, dated April 19, 2012, of AgFeed Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: April 19, 2012	By:	/s/ K. Ivan F. Gothner
K. Ivan F. Gothner
Chairman of the Board and
Chief Executive Officer

AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Dated April 18, 2012

Exhibit
Number

(99.1)	Press release, dated April 19, 2012, of AgFeed Industries, Inc.

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